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                                                                      EXHIBIT 5

                          KENNEDY, BARIS & LUNDY, L.L.P.
                                 ATTORNEYS AT LAW

                                    SUITE 300
                                4719 HAMPDEN LANE
                               BETHESDA, MD  20814
                                 (301) 654-6040          WASHINGTON DC OFFICE:
     TEXAS OFFICE:             FAX: (301) 654-1733            SEVENTH FLOOR
       SUITE 1775                                     1225 NINETEENTH STREET, NW
 112 EAST PECAN STREET                                    WASHINGTON, DC  20036
 SAN ANTONIO, TX  78205                                        (202) 835-0313
     (210) 228-9500                                        FAX: (202) 835-0319
  FAX: (210) 228-0781


                                October 5, 1999


Board of Directors
United Financial Banking Companies, Inc.
8399 Leesburg Pike
Vienna, Virginia  22182

Gentlemen:

     As special legal counsel to United Financial Banking Companies, Inc. (the "Company"), we have participated in the preparation of the Company's Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the shares (the "Shares") of the Company's Common Stock issued or to be issued pursuant to the exercise of options outstanding under the Company's 1990 Executive Stock Plan, the Company's 1999 Executive Stock Plan, the Company's 1996 Directors Stock Plan and the Company's 1999 Directors Stock Plan (collectively, the "Plans").

     As counsel to the Company, we have examined such corporate records, certificates and other documents of the Company, and made such examinations of law and other inquiries of such officers of the Company, as we have deemed necessary or appropriate for purposes of this opinion. Based upon such examinations we are of the opinion that the Shares, when issued in accordance with the provisions of the Plans and the options granted pursuant thereto, will be duly authorized, validly issued, fully paid and non-assessable shares of the Common Stock of the Company.

     We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form S-8 filed by the Company and to the reference to our firm contained.

                                         Sincerely,



                                         /s/ Kennedy, Baris & Lundy, L.L.P.